Microsoft Word 10.0.4219;685641_1.DOC
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                                       ------------------------

                                    FORM 8-K

                                                        -----------------------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 21, 2004

                                    MFB CORP.

             (Exact name of registrant as specified in its charter)

                                     INDIANA

                 (State or other jurisdiction of incorporation)

                               0-23374 35-1907258
           (Commission File Number) (IRS Employer Identification No.)

                      4100 Edison Lakes Parkway, Suite 300

                                                             P.O. Box 528
                            Mishawaka, Indiana 46546
               (Address of principal executive offices)(Zip Code)

       Registrant's telephone number, including area code: (574) 273-7600

Item 7.           Financial Statements and Exhibits.

         (c)      Exhibits

                  99.1     Press Release dated October 21, 2004.

Item 12. Results of Operations and Financial Condition.

MFB Corp., an Indiana corporation ("Registrant"), issued a press release which was publicly disseminated on October 21, 2004 announcing quarterly dividend declaration. A copy of the press release is furnished herewith as Exhibit 99.1. Pursuant to General Instruction B.6 of Form 8-K, this exhibit is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, but is instead furnished as required by that instruction.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              /s/ Thomas J. Flournoy, Chief Financial Officer
                                  Thomas J. Flournoy, Chief Financial Officer



Dated: October 21, 2004

October  21, 2004                                 Contact: Charles J. Viater
                                                           President/CEO




               MFB Corp. ANNOUNCES QUARTERLY DIVIDEND DECLARATION

         Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC) (the "Corporation"), parent company of MFB Financial (the "Bank"), announced today that the Corporation has declared a cash dividend of $0.12 per share of Common Stock for the quarter ended September 30, 2004. The dividend is payable on November 15, 2004 to holders of record on November 1, 2004. "This dividend represents a 9.1% increase over the dividend declared for the quarter ended September 30, 2003," according to Charles J. Viater, President and CEO of both the Corporation and the Bank. MFB Corp. expects to release its earnings for the quarter and year ended September 30, 2004 as soon as its annual audit is completed by its independent accounting firm.

         MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties. MFB's three newest banking centers in South Bend, Indiana were acquired as part of its acquisition of certain assets and liabilities of Sobieski Bank completed August 6, 2004.


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